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                                                                   EXHIBIT 10.19

                    THE BROWN & SHARPE SAVINGS AND RETIREMENT
                            FOR MANAGEMENT EMPLOYEES

                                Second Amendment
                                ----------------

     Pursuant to Section 12.1 of The Brown & Sharpe Savings and Retirement Plan for Management Employees (the "Plan"), the Plan is hereby amended as of the dates set forth below:

          1. Section 7.3 is hereby deleted in its entirety and replaced with the following new Section 7.3, effective March 31, 2001:

               "7.3 Investments in the Company Stock Fund. Effective March 31, 2001, no further allocations shall be made to the Company Stock Fund.

               For the avoidance of doubt, the restriction on further allocations to the Company Stock Fund shall include, but not be limited to, Elective Contributions with respect to payroll periods beginning after March 30, 2001, all other contributions made to the Plan after March 30, 2001, and transfers after March 30, 2001 of existing Plan Account balances. In addition, any dividend or other cash payment made in respect of Company Stock or Class B Stock held in the Company Stock Fund and received by the Plan after March 30, 2001 shall not be allocated to the Company Stock Fund, but shall instead be allocated according to the investment allocation elections, made pursuant to Section 7.2, of Participants who have an interest in the Company Stock Fund.

               If a Participant's investment directions with respect to amounts contributed after March 30, 2001 includes an amount to be invested in the Company Stock Fund, such Participant shall be deemed to have elected that amounts so directed shall be contributed instead in The Brown & Sharpe Stable Value Fund (until reallocated in accordance with the Participant's directions pursuant to Section 7.2). Any attempt by a Participant to transfer any portion of the balance of his or her Plan Accounts to the Company Stock Fund after March 30, 2001 shall be null and void.

               A Participant may elect, in accordance with Section 7.2, to transfer any portion of his or her Plan Account balances allocated to the Company Stock Fund to other investment options available under the Plan. However, any amount transferred out of the Company Stock Fund may not thereafter be transferred back to the Company Stock Fund."

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     2. Section 11.1 is hereby deleted in its entirety and replaced by the following new Section 11.1, effective June 15, 2001:

          "11.1 Method of making distributions. Distributions to a Participant or Beneficiary from the Trust will be made in a single lump sum payment. All amounts distributed from the Trust Fund shall be paid in cash, except that, if elected by the Participant or Beneficiary, distributions from the Company Stock Fund shall be paid in whole shares of Stock, with the value of any fractional share paid in cash. For purposes of the preceding sentence, the value of shares of Stock shall be the market value on the Valuation Date coinciding with or next preceding the date of distribution.

For the avoidance of doubt, pursuant to this amendment, all distributions made from the Plan on and after June 15, 2001, including distributions made with respect to amounts transferred to the Plan pursuant to Section 3.11 prior to such date, will be made in a single lump sum payment as described above, unless otherwise required by Code Section 411(d)(6) and the regulations there under.

     3. Effective as of April 27, 2001, the Plan shall be renamed as the BNS Co. Savings and Retirement Plan.

     IN WITNESS WHEREOF, BNS Co. has caused this amendment to be signed by its duly authorized officer this 26th day of December, 2001.

                                                     BNS CO.




                                                    By: ________________________
                                                        Andrew C. Genor
                                                        President and CEO

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